Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact: Gerry Gould, VP-Investor Relations (781) 356-9402 gerry.gould@haemonetics.com	Media Contact: Carla Burigatto, VP-Communications (781) 348-7263 carla.burigatto@haemonetics.com

HAEMONETICS ANNOUNCES HEADQUARTERS RELOCATION TO BOSTON

Braintree, Mass., Dec. 19, 2018 - Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative hematology solutions to drive better patient outcomes, announced today that the company will be relocating its global headquarters to downtown Boston from its current location in Braintree, Massachusetts. Haemonetics’ new headquarters will occupy over 62,000 square feet at 125 Summer Street.

“Haemonetics’ move to Boston will position our teams to work in close proximity to the city’s world-class healthcare, technology and higher education communities and its thriving culture of innovation,” said Chris Simon, President and CEO of Haemonetics. “As a company driving accelerated growth, this move will provide a dynamic space to engage our employees as we advance our ways of working.”

The new Boston headquarters will enable Haemonetics to right-size its footprint by selling its 40-acre campus in Braintree and will provide a sustainable, contemporary workplace, including dedicated lab and research space, to support the company’s collaborative, performance-driven culture. The company’s corporate and commercial teams will sit side by side with its research and development organizations. The company has signed a multiyear lease through 2032 and expects to have employees located across four floors of the 495,000 square foot LEED and Energy Star certified office tower.

The new office location offers convenient access to Interstate 93, the Massachusetts Turnpike, Logan International Airport, Downtown Crossing and South Station, the city’s main multimode transportation center. The move to the new location is expected to commence within the next year. With approximately 3,000 global employees, Haemonetics expects to move its more than 200 headquarters based positions to the new location.

"We're excited to welcome Haemonetics to 125 Summer Street as we continue to create a destination for innovative companies. We look forward to continuing our partnership with them to create an inspiring workspace for their employees,” said Matthew Polhemus, Senior Leasing Manager at Oxford Properties.

Cushman & Wakefield brokered the lease for Haemonetics with Oxford Properties Group, owner and manager of 125 Summer Street, and will also represent Haemonetics in the sale of the current Braintree campus.

About Haemonetics
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements.  Forward-looking statements in this press release may include, without limitation, statements regarding the expected benefits and timing of Haemonetics’ headquarters relocation and the potential sale of its Braintree campus.  Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics’ current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, delays in and costs associated with development and occupancy of the Summer Street location, economic conditions in the Boston, MA metropolitan area, and other risk factors identified and described in more detail in Haemonetics’ periodic reports and other filings with the Securities and Exchange Commission. Haemonetics does not undertake to update these forward-looking statements.
###

2